Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report on the financial statements of CH2M Hill Retirement and Tax-Deferred Savings Plan dated June 26, 2002, included in this Form 11-K into the Company's previously filed Registration Statements on Form S-1 (File Nos. 333-74427 and 333-36822) and on Form S-8 (No. 333-60700).

                                                Arthur Andersen LLP

Denver, Colorado,
   June 25, 2002.